UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 1, 2015

THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2015, The E.W. Scripps Company (the “Company” or “Scripps”) and Journal Communications, Inc. ("Journal"), pursuant to the master transaction agreement dated July 30, 2014, (i) separated Journal’s newspaper business pursuant to a spin-off to the shareholders of Journal (the "Journal newspaper spin-off"), (ii) separated Scripps’ newspaper business pursuant to a spin-off to the shareholders of Scripps ( the "Scripps newspaper spin-off" and together with the Journal newspaper spin-off, the "spin-offs"), (iii) combined these two spun-off newspaper businesses through two mergers, resulting in each of them becoming a wholly owned subsidiary of Journal Media Group (the "newspaper mergers"), and (iv) then merged Journal with and into a wholly owned subsidiary of Scripps (we sometimes refer to the spin-offs, mergers and other transactions contemplated by the master transaction agreement, taken as a whole, as the "transactions").

Upon consummation, the transactions resulted in two separate public companies: one, Journal Media Group, continuing the combined newspaper businesses of Journal and Scripps; and the other, Scripps, continuing the combined broadcast businesses of Journal and Scripps. In connection with the transactions, each share of Journal class A common stock and Journal class B common stock outstanding received 0.5176 Scripps class A common shares and 0.1950 shares of Journal Media Group common stock, and each Scripps class A common share and common voting share outstanding received 0.2500 shares of Journal Media Group common stock.

In connection with the spin-off, the following agreements between Scripps and Journal Media Group have become effective. These agreements are included in the Scripps Form 8-K filed with the SEC on July 31, 2014 as exhibits to the master transaction agreement, which is incorporated by reference herein.
•Transition Services Agreement
•Employee Matters Agreement
•Tax Matters Agreements

On April 1, 2015, the Company entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement as discussed in Item 2.03 below.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, the transactions were completed on April 1, 2015.
(a)    Financial Statements of Businesses Acquired.

a.
The audited consolidated balance sheet of Journal Communications, Inc. as of December 31, 2014 and December 29, 2013 and the related statements of operations, comprehensive income, shareholders equity and cash flows for the years ended December 31, 2014, December 29, 2013 and December 30, 2012 are included in Journal Communications, Inc. 2014 Annual Report on Form 10-K, filed with the SEC on March 16, 2015, which is incorporated by reference herein.

(b)	Pro Forma Financial Information.

a.	The unaudited pro forma financial information of Scripps giving effect to Scripps newspapers spin-off, and the related notes thereto, are included in exhibit 99.1.

b.
The pro forma financial information of The E.W. Scripps Company reflecting the acquisition of Journal Communications, Inc. will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On April 1, 2015, the Company entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement (“Financing Agreement”) which amends and restates the Amended Revolving Credit and Term Loan Agreement dated November 26, 2013. The Financing Agreement includes an incremental $200 million term loan, which is due November 2020. It also increased the revolving credit facility by $25 million to $100 million, which is due November 2018.

The proceeds from the incremental $200 million loan were used to pay off the $116 million existing Journal term loan, fund the $60 million special dividend and partially for payment of transaction expenses.

A copy of the Financing Agreement is filed as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 1, 2015, in connection with the transactions, Timothy E. Stautberg, Senior Vice President, Newspapers of the Company resigned to become President and Chief Executive Officer of Journal Media Group.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

2	The Master Transaction Agreement dated as of July 30, 2014, filed with the SEC on July 31, 2014, which is incorporated by reference herein.

10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 1, 2015.

99.1
Unaudited pro forma condensed consolidated financial information reflecting the spin-off of the Scripps Newspaper business as discontinued operations as of December 31, 2014 and for the years ended December 31, 2014, 2013 and 2012.

99.2
The audited consolidated balance sheet of Journal Communications, Inc. as of December 31, 2014 and December 29, 2013 and the related statements of operations, comprehensive income, shareholders equity and cash flows for the years ended December 31, 2014, December 29, 2013 and December 30, 2012 are included in Journal Communications, Inc. 2014 Annual Report on Form 10-K, filed with the SEC on March 16, 2015, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)
Dated: April 7, 2015

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